Exhibit 23.1
                                                                    ------------

                             [BKD, LLP LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of City Savings Financial Corporation (the Company) and the Michigan City Savings & Loan Association Employees' Savings & Profit Sharing Plan and Trust (the Plan) of our report dated August 9, 2001 on the consolidated financial statements of The Michigan City Savings & Loan Association which report is included in the prospectus forming part of the Company's and the Plan's Form SB-2 Registration Statement filed on September 26, 2001, under the Securities Act of 1933, as amended.


/s/ BKD, LLP
BKD, LLP



Indianapolis, Indiana
December 27, 2001